           Exhibit 99.1

NEWS RELEASE

Media Contact:

Doug Kline

Sempra Energy

(877) 866-2066

www.sempra.com

Financial Contact:

Glen Donovan

Sempra Energy

(877) 736-7727

investor@sempra.com

SEMPRA ENERGY’S INCOME FROM CONTINUING OPERATIONS RISES SHARPLY IN SECOND QUARTER 2007

SAN DIEGO, Aug. 2, 2007 – Sempra Energy (NYSE: SRE) today reported income from continuing operations of $280 million, or $1.06 per diluted share, in the second quarter 2007, up 51 percent from $185 million, or $0.71 per diluted share, in the year-ago period.  Second-quarter 2007 net income was $277 million, or $1.05 per diluted share, compared with net income of $373 million, or $1.43 per diluted share, in last year’s second quarter, which included $188 million, or $0.72 per diluted share, of income primarily from asset sales.

For the first six months of 2007, Sempra Energy’s income from continuing operations was $507 million, or $1.92 per diluted share, an increase of 21 percent over the $419 million, or $1.61 per diluted share, earned during the same period last year.  Net income for the first half of 2007 was $505 million, or $1.91 per diluted share, compared with $628 million, or $2.42 per diluted share, in the first six months of 2006.

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“I am pleased with our strong operating results through the first half of the year,” said Donald E. Felsinger, chairman and chief executive officer of Sempra Energy.  “All of our businesses are performing well, putting us on target to meet our 2007 financial plans.  As anticipated, we are beginning to see the strong year-to-date economic performance of our commodities business in our second-quarter results.  Under current accounting rules, our reported results in the first quarter did not reflect this business’ mark-to-market profits on transportation and storage services related to natural gas contracts.”

Sempra Energy’s revenues increased in the second quarter 2007 to $2.7 billion from $2.5 billion in the prior-year’s quarter, due primarily to higher commodity prices.

On July 9, 2007, Sempra Energy announced a joint venture with The Royal Bank of Scotland to expand Sempra Energy’s commodities business globally.  The joint venture, called RBS Sempra Commodities LLP, will absorb the operations of Sempra Commodities.  RBS will provide the joint venture with all growth capital, credit and liquidity.  As a result of this transaction, Sempra Energy expects to receive a majority of the joint venture’s profits until the business almost doubles its 2006 record earnings.  Upon closing, Sempra Energy will receive net proceeds of $1 billion to $1.2 billion in cash and will keep $1.3 billion invested in the joint venture.

Following the expected close of the transaction in the fourth quarter 2007, Sempra Energy intends to increase its quarterly dividend to $0.35, or $1.40 annually, from the current quarterly dividend of $0.31, or $1.24 annually, and maintain a targeted dividend payout ratio of 35 percent to 40 percent of net income.  Additionally, the company intends to begin purchasing $1.5 billion to $2 billion of its common stock.

OPERATING HIGHLIGHTS

Sempra Utilities

Second-quarter net income for Sempra Utilities – San Diego Gas & Electric (SDG&E) and Southern California Gas Co. (SoCalGas) – was $105 million in 2007, compared with $123 million in 2006.

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SDG&E earned second-quarter 2007 net income of $51 million, compared with $65 million in the year-ago period.  In the most recent quarter, SDG&E benefited from higher transmission earnings, while, in last year’s second quarter, the utility realized a $16-million benefit from the favorable resolution of certain regulatory and tax issues and a positive litigation-reserve adjustment.

SDG&E recently energized its Otay-Metro Powerloop electric-transmission project, a new 52-mile loop around the center of San Diego County designed to improve electric reliability in the region.

Southern California Gas Co.’s net income in the second quarter 2007 was $54 million, compared with $58 million in the same quarter last year.

Sempra Commodities

Sempra Commodities’ second-quarter 2007 net income more than doubled to $155 million from $69 million in the second quarter 2006, due primarily to improved margins in all its commodity product lines.  During the recent quarter, Sempra Commodities benefited from the recognition of a portion of the profits that were earned in the first quarter 2007 from natural gas storage and transportation contracts, but deferred under current accounting rules.

Sempra Generation

In the second quarter 2007, Sempra Generation’s net income was $10 million, compared with $16 million in last year’s second quarter.  The change was due primarily to mark-to-market losses on forward contracts with Sempra Commodities.

During the quarter, Sempra Generation announced its entry into the renewable-energy business with the acquisition of the development assets associated with the proposed 250-megawatt La Rumorosa Wind Power project in Baja California, Mexico.

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Sempra Pipelines & Storage

Second-quarter net income for Sempra Pipelines & Storage in 2007 was $17 million, compared with $28 million in 2006.  Prior-year results were impacted favorably by the resolution of tax issues.

Sempra LNG

Sempra LNG reported a net loss of $13 million in the second quarter 2007, down from a net loss of $17 million in the prior-year’s quarter.

Internet Broadcast

Sempra Energy will broadcast a live discussion of its earnings results over the Internet today at 1 p.m. EDT with senior management of the company.  Access is available by logging onto the Web site at www.sempra.com.  For those unable to log onto the live webcast, the teleconference will be available on replay a few hours after its conclusion by dialing (888) 203-1112 and entering the passcode 2402925.

Sempra Energy, based in San Diego, is a Fortune 500 energy services holding company with 2006 revenues of nearly $12 billion.  The Sempra Energy companies’ 14,000 employees serve more than 29 million consumers worldwide.

Income-statement information by business unit is available on Sempra Energy’s Web site at http://www.sempra.com/downloads/2Q2007.pdf

This press release contains statements that are not historical fact and constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  When the company uses words like “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “may,” “would,” ”could,” “should” or similar expressions, or when the company discusses its strategy or plans, the company is making forward-looking statements.  Forward-looking statements are not guarantees of performance.  They involve risks, uncertainties and assumptions.  Future results may differ materially from those expressed in the forward-looking statements.  Forward-looking statements are necessarily based upon various assumptions involving judgments with respect to the future and other risks, including, among others: local, regional, national and international economic, competitive, political, legislative and regulatory conditions and developments; actions by the California Public Utilities Commission, California State Legislature, California Department of Water Resources, Federal Energy Regulatory Commission, Federal Reserve Board, U.K. Financial Services Authority, and other environmental and regulatory bodies in the United States and other countries; capital market conditions, inflation rates, interest rates and exchange rates; energy and trading markets, including the timing and extent of changes in commodity prices; the availability of natural gas and liquefied natural gas; weather conditions and conservation efforts; war and terrorist attacks; business, regulatory, environmental, and legal decisions and requirements; the status of deregulation of retail natural gas and electricity delivery; the timing and success of business development efforts; the resolution of litigation; and other uncertainties, all of which are difficult to predict and many of which are beyond the control of the company.  These risks and uncertainties are further discussed in the company’s reports filed with the Securities and Exchange Commission that are available through the EDGAR system without charge at its Web site, www.sec.gov and on the company’s Web site, www.sempra.com.

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Sempra LNG and Sempra Pipelines & Storage are not the same companies as the utilities, SDG&E or SoCalGas, and are not regulated by the California Public Utilities Commission.  Sempra Energy Trading, doing business as Sempra Commodities, and Sempra Generation are not the same companies as the utilities, SDG&E or SoCalGas, and the California Public Utilities Commission does not regulate the terms of their products and services.

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SEMPRA ENERGY
Table A

STATEMENTS OF CONSOLIDATED INCOME

	Three months ended		Six months ended
	June 30,		June 30,
(Dollars in millions, except per share amounts)	2007	2006	2007	2006
	(Unaudited)
Operating revenues
Sempra Utilities	$ 1,620	$ 1,568	$ 3,679	$ 3,696
Sempra Global and parent	1,041	918	1,986	2,126
Total operating revenues	2,661	2,486	5,665	5,822
Operating expenses
Sempra Utilities:
Cost of natural gas	603	535	1,653	1,665
Cost of electric fuel and purchased power	163	153	312	363
Sempra Global and parent:
Cost of natural gas, electric fuel and purchased power	278	233	614	531
Other cost of sales	221	313	540	689
Other operating expenses	743	680	1,376	1,356
Depreciation and amortization	171	171	340	328
Franchise fees and other taxes	68	64	149	141
Total operating expenses	2,247	2,149	4,984	5,073
Operating income	414	337	681	749
Other income (expense), net	45	(5)	56	(1)
Interest income	24	25	50	39
Interest expense	(66)	(87)	(136)	(183)
Preferred dividends of subsidiaries	(3)	(3)	(5)	(5)
Income from continuing operations before income taxes and
equity in earnings of certain unconsolidated subsidiaries	414	267	646	599
Income tax expense	143	96	206	204
Equity in earnings of certain unconsolidated subsidiaries	9	14	67	24
Income from continuing operations	280	185	507	419
Discontinued operations, net of income tax	(3)	188	(2)	209
Net income	$ 277	$ 373	$ 505	$ 628

Basic earnings per share:
Income from continuing operations	$ 1.08	$ 0.73	$ 1.95	$ 1.64
Discontinued operations, net of income tax	(0.01)	0.73	(0.01)	0.82
Net income	$ 1.07	$ 1.46	$ 1.94	$ 2.46
Weighted-average number of shares outstanding (thousands)	260,198	255,728	259,830	254,996

Diluted earnings per share:
Income from continuing operations	$ 1.06	$ 0.71	$ 1.92	$ 1.61
Discontinued operations, net of income tax	(0.01)	0.72	(0.01)	0.81
Net income	$ 1.05	$ 1.43	$ 1.91	$ 2.42
Weighted-average number of shares outstanding (thousands)	264,963	260,320	264,518	259,804
Dividends declared per share of common stock	$ 0.31	$ 0.30	$ 0.62	$ 0.60

As a result of the decisions in 2006 to dispose of the Twin Oaks power plant, Sempra Energy Production Company, and the Energy Services and Facilities Management businesses, all within Sempra Generation, and Bangor Gas and Frontier Energy, both within Sempra Pipelines & Storage, these operations have been reflected above as discontinued operations in all periods presented.

SEMPRA ENERGY
Table B

CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
(Dollars in millions)	2007	2006
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$ 1,352	$ 920
Restricted cash	1	4
Accounts receivable	772	1,035
Deferred income taxes	349	270
Interest receivable	5	40
Trading-related receivables and deposits, net	2,346	3,047
Derivative trading instruments	3,197	4,068
Commodities owned	1,763	1,845
Inventories	167	215
Regulatory assets	136	193
Other	442	317
Current assets of continuing operations	10,530	11,954
Current assets of discontinued operations	58	62
Total current assets	10,588	12,016

Investments and other assets:
Regulatory assets arising from fixed-price contracts and other derivatives	331	353
Regulatory assets arising from pension and other postretirement
benefit obligations	373	356
Other regulatory assets	445	472
Nuclear decommissioning trusts	728	702
Investments	1,122	1,086
Sundry	840	789
Total investments and other assets	3,839	3,758
Property, plant and equipment, net	14,050	13,175
Total assets	$ 28,477	$ 28,949

Liabilities and Shareholders' Equity
Current liabilities:
Short-term debt	$ 627	$ 252
Accounts payable	1,318	1,587
Due to unconsolidated affiliate	60	-
Income taxes payable	28	9
Trading-related payables	2,531	3,211
Derivative trading instruments	2,243	2,304
Commodities sold with agreement to repurchase	407	537
Dividends and interest payable	143	145
Regulatory balancing accounts, net	555	332
Fixed-price contracts and other derivatives	53	87
Current portion of long-term debt	340	681
Other	1,157	1,197
Current liabilities of continuing operations	9,462	10,342
Current liabilities of discontinued operations	5	7
Total current liabilities	9,467	10,349
Long-term debt	4,219	4,525

Deferred credits and other liabilities:
Due to unconsolidated affiliate	102	162
Customer advances for construction	127	126
Pension and other postretirement benefit obligations, net of plan assets	620	609
Deferred income taxes	437	412
Deferred investment tax credits	64	67
Regulatory liabilities arising from removal obligations	2,382	2,330
Asset retirement obligations	1,204	1,128
Other regulatory liabilities	228	221
Fixed-price contracts and other derivatives	343	358
Deferred credits and other	940	961
Total deferred credits and other liabilities	6,447	6,374
Preferred stock of subsidiaries	179	179
Minority interests	176	11
Shareholders' equity	7,989	7,511
Total liabilities and shareholders' equity	$ 28,477	$ 28,949

As a result of the decisions in 2006 to dispose of the Twin Oaks power plant, Sempra Energy Production Company, and the Energy Services and Facilities Management businesses, all within Sempra Generation, and Bangor Gas and Frontier Energy, both within Sempra Pipelines & Storage, these operations have been reflected above as discontinued operations in all periods presented.

SEMPRA ENERGY
Table C

CONDENSED STATEMENTS OF CONSOLIDATED CASH FLOWS
	Six months ended
	June 30,
(Dollars in millions)	2007	2006
	(Unaudited)
Cash Flows from Operating Activities:
Net income	$ 505	$ 628
Adjustments to reconcile net income to net cash
provided by operating activities:
Discontinued operations	2	(209)
Depreciation and amortization	340	328
Deferred income taxes and investment tax credits	(39)	(216)
Equity in income of unconsolidated subsidiaries	(55)	(6)
Other	(16)	82
Net changes in other working capital components	918	79
Changes in other assets	33	(2)
Changes in other liabilities	(10)	32
Net cash provided by continuing operations	1,678	716
Net cash provided by (used in) discontinued operations	(3)	76
Net cash provided by operating activities	1,675	792

Cash Flows from Investing Activities:
Expenditures for property, plant and equipment	(889)	(893)
Proceeds from sale of assets from continuing operations	61	24
Expenditures for investments	(5)	(120)
Distributions from investments	-	104
Purchases of nuclear decommissioning and other trust assets	(341)	(398)
Proceeds from sales by nuclear decommissioning and other trusts	300	371
Dividends received from unconsolidated affiliates	4	3
Other	(9)	(5)
Net cash used in continuing operations	(879)	(914)
Net cash provided by discontinued operations	-	560
Net cash used in investing activities	(879)	(354)

Cash Flows from Financing Activities:
Common dividends paid	(152)	(134)
Issuances of common stock	28	46
Repurchases of common stock	-	(12)
Increase (decrease) in short-term debt, net	374	(668)
Payments on long-term debt	(654)	(64)
Issuance of long-term debt	4	253
Financing transaction related to Sempra Financial	-	83
Other	7	8
Net cash used in continuing operations	(393)	(488)
Net cash provided by discontinued operations	-	2
Net cash used in financing activities	(393)	(486)

Increase (decrease) in cash and cash equivalents	403	(48)
Cash and cash equivalents, January 1	920	769
Cash assumed in connection with FIN 46(R) consolidation	29	-
Cash and cash equivalents, June 30	$ 1,352	$ 721

As a result of the decisions in 2006 to dispose of the Twin Oaks power plant, Sempra Energy Production Company, and the Energy Services and Facilities Management businesses, all within Sempra Generation, and Bangor Gas and Frontier Energy, both within Sempra Pipelines & Storage, these operations have been reflected above as discontinued operations in all periods presented.

SEMPRA ENERGY
Table D

BUSINESS UNIT EARNINGS AND CAPITAL EXPENDITURES & INVESTMENTS (Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
(Dollars in millions)	2007	2006	2007	2006
Net Income
Sempra Utilities:
San Diego Gas & Electric	$ 51	$ 65	$ 113	$ 112
Southern California Gas	54	58	109	107
Total Sempra Utilities	105	123	222	219

Sempra Global:
Sempra Commodities	155	69	226	185
Sempra Generation*	10	16	64	57
Sempra Pipelines & Storage*	17	28	33	39
Sempra LNG	(13)	(17)	(23)	(22)
Total Sempra Global	169	96	300	259

Parent & Other	6	(34)	(15)	(59)

Continuing Operations	280	185	507	419

Discontinued Operations, Net of Income Tax	(3)	188	(2)	209

Consolidated Net Income	$ 277	$ 373	$ 505	$ 628

* Excludes amounts now classified as discontinued operations.

	Three months ended		Six months ended
	June 30,		June 30,
(Dollars in millions)	2007	2006	2007	2006
Capital Expenditures and Investments
Sempra Utilities:
San Diego Gas & Electric	$ 148	$ 140	$ 305	$ 723
Southern California Gas	105	96	191	193
Total Sempra Utilities	253	236	496	916

Sempra Global:
Sempra Commodities	12	10	25	30
Sempra Generation	3	6	4	35
Sempra Pipelines & Storage	58	41	137	146
Sempra LNG	138	193	224	345
Total Sempra Global	211	250	390	556

Parent & Other	2	9	8	(459)	(1)

Consolidated Capital Expenditures and Investments	$ 466	$ 495	$ 894	$ 1,013

(1) Reflects the transfer of the Palomar plant to SDG&E from Sempra Generation.

As a result of the decisions in 2006 to dispose of the Twin Oaks power plant, Sempra Energy Production Company, and the Energy Services and Facilities Management businesses, all within Sempra Generation, and Bangor Gas and Frontier Energy, both within Sempra Pipelines & Storage, these operations have been reflected above as discontinued operations in all periods presented.

SEMPRA ENERGY
Table E

OTHER OPERATING STATISTICS (Unaudited)

	Three months ended			Six months ended
	June 30,			June 30,
SEMPRA UTILITIES	2007	2006		2007	2006

Revenues (Dollars in millions)
SDG&E (excludes intercompany sales)	$ 655	$ 660		$ 1,360	$ 1,378
SoCalGas (excludes intercompany sales)	$ 965	$ 908		$ 2,319	$ 2,318

Gas Sales Bcf)	84	89		225	230
Transportation and Exchange (Bcf)	123	132		243	254
Total Deliveries (Bcf)	207	221		468	484

Total Gas Customers (Thousands)				6,501	6,427

Electric Sales (Millions of kWhs)	3,869	3,832		8,059	7,875
Direct Access (Millions of kWhs)	716	756		1,494	1,654
Total Deliveries (Millions of kWhs)	4,585	4,588		9,553	9,529

Total Electric Customers (Thousands)				1,360	1,346

SEMPRA GENERATION
Power Sold (Millions of kWhs)	4,148	3,646	(1)	9,525	8,556	(1)

(1)	Revised to exclude the Twin Oaks, Coleto Creek and Topaz power plants.

SEMPRA PIPELINES & STORAGE
(Represents 100% of these subsidiaries, although only the Mexican subsidiaries are 100% owned by Sempra Energy.)
Natural Gas Sales (Bcf)
Argentina	78	67		141	119
Mexico	11	11		22	21
Chile	-	-		-	1
Natural Gas Customers (Thousands)
Argentina				1,568	1,514
Mexico				98	99
Chile				39	38
Electric Sales (Millions of kWhs)
Peru	1,258	1,157		2,527	2,322
Chile	621	563		1,286	1,177
Electric Customers (Thousands)
Peru				799	777
Chile				541	528

SEMPRA ENERGY
Table E (Continued)

SEMPRA COMMODITIES

	Three months ended June 30,			Six months ended June 30,
Margin* (Dollars in millions)	2007	2006		2007	2006
Geographical:
North America	$ 388	$ 247		$ 492	$ 606
Europe/Asia	79	18		142	24
Total	$ 467	$ 265		$ 634	$ 630

Product Line:
Gas	$ 212	$ 105		$ 156	$ 284
Power	117	110		199	211
Oil - Crude & Products	57	33		114	86
Metals	64	(2)		124	25
Other	17	19		41	24
Total	$ 467	$ 265		$ 634	$ 630

* Margin is a non-GAAP financial measure, consisting of operating revenues less cost of sales (primarily transportation and storage costs), both GAAP financial measures, reduced by certain transaction-related execution costs (primarily brokerage and other fees) and net interest income/expense, as follows:

	Three months ended June 30,			Six months ended June 30,
(Dollars in millions)	2007	2006		2007	2006
Revenues	$ 710	$ 614		$ 1,222	$ 1,394
Cost of sales	(220)	(314)		(540)	(689)
	490	300		682	705
Other related costs	(23)	(35)		(48)	(75)
Margin	$ 467	$ 265		$ 634	$ 630

	Three months ended June 30,			Six months ended June 30,
Effect of EITF 02-3 (Dollars in millions)	2007	2006		2007	2006
Mark-to-Market Earnings *	$ 122	$ 83		$ 279	$ 243
Effect of EITF 02-3 **	33	(14)		(53)	(58)
GAAP Net Income	$ 155	$ 69		$ 226	$ 185

* Represents earnings from the fair market value of all commodities transactions. This metric is a useful measurement of profitability because it simultaneously recognizes changes in the various components of transactions and reflects how the business is managed.

** Consists of the income statement effect of not recognizing changes in the fair market value of certain physical inventories, capacity contracts for transportation and storage and derivative hedging activities related to synthetic fuels tax credits.

	Fair
	Market Value	Scheduled Maturity (in months)
Net Unrealized Revenue (Dollars in millions)	June 30, 2007	0 - 12	13 - 24	25 - 36	> 36

OTC Fair Value of forwards, swaps and options (1)	$ 961	$ 442	$ 306	$ 54	$ 159

Maturity of OTC Fair Value - Cumulative Percentages		46.0%	77.8%	83.5%	100.0%

Exchange Contracts (2)	428	418	27	47	(64)
Total Net Unrealized Revenue at June 30, 2007	$ 1,389	$ 860	$ 333	$ 101	$ 95

Net Unrealized Revenue - Cumulative Percentages		61.9%	85.9%	93.2%	100.0%

(1) The present value of unrealized revenue to be received or (paid) from outstanding OTC contracts
(2) Cash received or (paid) associated with open Exchange Contracts

	June 30,	December 31,
Credit Quality of Unrealized Trading Assets (net of margin)	2007	2006
Commodity Exchanges	11%	13%
Investment Grade	56%	57%
Below Investment Grade	33%	30%

	Three months ended June 30,			Six months ended June 30,
Risk Adjusted Performance Indicators (Mark-to-Market Basis)	2007	2006		2007	2006
VaR at 95% (Dollars in millions) (1)	$ 10.6	$ 14.3		$ 10.5	$ 18.1
VaR at 99% (Dollars in millions) (2)	$ 15.0	$ 20.1		$ 14.8	$ 25.6

(1) Average Daily Value-at-Risk for the period using a 95% confidence level
(2) Average Daily Value-at-Risk for the period using a 99% confidence level

	Three months ended June 30,			Six months ended June 30,
Physical Statistics	2007	2006		2007	2006
Natural Gas (Bcf/Day)	11.9	11.6		12.1	12.1
Electric (Billions of kWhs)	122.6	109.0		245.5	223.9
Oil & Liquid Products (Millions Bbls/Day)	0.6	0.9		0.6	0.8